Exhibit 99.1

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor: Record Sales and Cash Flow for 2005

VALLEY COTTAGE, NY--March 29, 2006--CreditRiskMonitor (Symbol: CRMZ) announced today record revenue and cash flow for the year ended December 31, 2005. 2005 operating revenues increased 15% to $3.84 million, which compares favorably with the 10% increase reported last year.

Jerry Flum, CEO, stated, "Our operating results for the last several years were negatively impacted by expenses incurred in connection with the Company's litigation proceedings which were favorably resolved in 2005. We're using the cash proceeds from the settlement to invest in our business - building new content into our product and launching our first marketing program. Our results also reflect improving business fundamentals. Excluding the costs of the litigation and the settlement proceeds received, we had positive cash flow of $251,000 in 2005 versus $8,000 in 2004."

                   CREDITRISKMONITOR.COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                         2005           2004
                                                         ----           ----

Operating revenues                                   $ 3,841,833    $ 3,346,572

Operating expenses:
     Data and product costs                            1,113,602      1,042,912
     Selling, general and administrative expenses      2,563,063      2,071,355
     Litigation related legal fees and expense           116,140        236,691
     Depreciation and amortization                        66,302         67,721
                                                     -----------    -----------

         Total operating expenses                      3,859,107      3,418,679
                                                     -----------    -----------

Loss from operations                                     (17,274)       (72,107)
Other income                                              31,492          7,729
Gain on settlement of litigation                       1,100,000             --
Interest expense                                         (66,091)       (74,271)
                                                     -----------    -----------

Income (loss) before income taxes                      1,048,127       (138,649)
Provision for state and local income taxes                 2,058            381
                                                     -----------    -----------

Net income (loss)                                    $ 1,046,069    $  (139,030)
                                                     ===========    ===========

Net income (loss) per share of common stock:

     Basic and diluted                               $      0.14    $     (0.02)
                                                     ===========    ===========

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CreditRiskMonitor   (http://www.crmz.com)   is   an   Internet-based   financial
information   service,   designed  to  save  time  for  busy  corporate   credit
professionals. The service provides comprehensive commercial credit reports covering public companies world-wide and includes detailed financial statements, analysis and trend reports, credit scores, company background information, Standard & Poor's ratings, and peer analyses. Plus, it includes public record filings and trade payment data on millions of U.S. companies. The service also provides continuous news monitoring that keeps customers up to date on events affecting the credit worthiness of companies, including financial statement updates, SEC filings, S&P rating changes, and credit-relevant news stories and press releases.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.